                     SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                             MICROSIGNAL CORPORATION

           Nevada                                   88-0231200
           ------                                   ----------
(State  or  other  jurisdiction  of               (IRS  Employer
 incorporation  or  organization)               Identification  Number)

               345 Southpointe Blvd. Suite 110, Canonsburg PA 15317
              ------------------------------------------------------
              (Address of principal executive offices)(Zip Code)

          Independent Contractor/Consulting Agreement with Antal Markus
          Independent Contractor/Consulting Agreement with Roxanne Lao
           Independent Contractor/Consulting Agreement with Mike King
         Independent Contractor/Consulting Agreement with Savario Loria
                              (Full Title of Plan)

                              Matthew McConaghy, President
                             MicroSignal Corporation
                         345 Southpointe Blvd. Suite 110
                               Canonsburg PA 15317
                                 (724) 969-0848
           (Name, address and telephone number of agent for service.)
                                 with copies to:
                                Claudia J. Zaman
                                 Attorney At Law
                          20700 Ventura Blvd. Suite 227
                        Woodland Hills, California 91364

                       CALCULATION  OF  REGISTRATION  FEE

                                                               Proposed
                                             Proposed          Maximum
                                             Maximum           Aggregate  Amount
Title  of  Securities  Amount  of  Shares    Offering          Offering   Regis.
to  be  Registered     to  be  Registered    Price  per  Share Price      Fee
---------------------  ------------------- ------------------- --------  -------
$.001  par  value
Common  Stock               1,600,000          $.23            $342700   $97.15

TOTALS                      1,600,000          $.23            $342700   $97.15

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of the last sales price per share of the Registrant's common stock on October 1, 2002 as reported by the OTC Electronic Bulletin Board.

                                   PROSPECTUS

                             MICROSIGNAL CORPORATION
                         345 Southpointe Blvd. Suite 110
                               Canonsburg PA 15317
                                  (724)969-0848

                       (1,600,000 Shares of Common Stock)

     This Prospectus relates to the offer and sale by MicroSignal Corporation, a Nevada corporation (the "Company" or "MSC") of shares of its $.001 par value per share common stock (the "Common Stock") to certain consultants (the "Consultants") pursuant to consulting agreements entered into between the Company and the Consultants for payment of services rendered and to be rendered. The Company is registering hereunder and then issuing to the Consultants 1,600,000 shares of Common Stock in consideration for services to be performed and for services already performed under the respective agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. None of the Shares being registered hereunder are being registered for affiliates of the Company. An affiliate is any director, executive officer or controlling shareholder of the Company or any of its subsidiaries. An "affiliate" of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If a Consultant who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to
Section 16(b) of the Exchange Act. (See "General Information - Restrictions on Resales").

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The  date  of  this  Prospectus  is  October  2,  2002

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     This  Prospectus  is  part  of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: MicroSignal
Corporation,  345  Southpointe  Blvd.  Suite  110,  Canonsburg  PA  15317.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates. The Company's stock has been traded on the over-the-counter market since the second quarter of 2001 and is currently reported by the National Quotation Bureau Electronic Bulletin Board.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which such offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

     Neither the delivery of this Prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been a change in the affairs of the Company since the date hereof.

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                                TABLE OF CONTENTS

Information  Required  in  the  Section  10(a)  Prospectus   . . . . . .    5
Item  1.  Plan  Information    . . . . . . . . . . . . . . . . . . . . .    5
          General  Information     . . . . . . . . . . . . . . . . . . .    5
          The  Company    . . . . . . . . . . . . . . . . . . . . .  . .    5
          Purposes   . . . . . . . . . . . . . . . . . . . . . . . . . .    5
          Common  Stock      . . . . . . . . . . . . . . . . . . . . . .    5
          The  Consultants     . . . . . . . . . . . . . . . . . . . . .    5
          No  Restrictions  on  Transfer    . . . . . . . . .  . . . . .    5
          Tax  Treatment  to  the  Consultants    . . .  . . . . . . . .    5
          Tax  Treatment  to  the  Company   . . . . . . . . . . . . . .    6
          Restrictions  on  Resale     . . . . . . . . . . . . . . . . .    6
Documents  Incorporated  by  Reference  and  Additional  Information . .    6

Item  2.  Registrant  Information  and  Employee  Plan  Annual Information  6
                   Legal  Opinion  and  Experts  . . . . . . . . . . . .    7
                   Indemnification  of  Officers  and  Directors   . . .    7

Information  Required  in  the  Registration  Statement  . . . . . . . .    7

Item  3.     Incorporation  of  Documents  by  Reference . . . . . . . .    7

Item  4.     Description  of  Securities   . . . . . . . . . . . . . . .    8

Item  5.     Interests  of  Named  Experts  and  Counsel   . . . . . . .    8

Item  6.     Indemnification  of  Directors  and  Officers   . . . . . .    8

Item  7.     Exemption  from  Registration  Claimed  . . . . . . . . . .    8

Item  8.     Exhibits . . . .  . . . . . . . . . . . . . . . . . . . . .    9

Item  9.     Undertakings    . . . . . . . . . . . . . . . . . . . . . .    9

Signatures      . . . . . . . . . . . . . . .. . . . . . . . . . . . . .   10

Exhibit  Index     . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item  1.     Plan  Information

GENERAL  INFORMATION

The  Company

     The Company has its principal executive offices at 345 Southpointe Blvd. Suite 110, Canonsburg PA 15317 where its telephone number is (724) 969-0848.

Purposes

     The Common Stock to be issued by the Company to certain Consultants will be issued pursuant to business consulting and agreements entered into between the Consultants and the Company, which agreements have been approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common  Stock

     The Board of Directors has authorized the issuance of up to 1,600,000 shares of Common Stock to the Consultants and upon effectiveness of this Registration Statement.

The  Consultants

     The Consultants have agreed to provide their expertise and advice to the Company for the purposes set forth in their agreements with the Company.

No  Restrictions  on  Transfer

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax  Treatment  to  the  Consultants

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occur: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture.
Accordingly, absent a specific contractual provision to the contrary, the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. The Consultants are urged to consult their own tax advisors on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation. Since many of the Consultants are Canadian citizens, they are urged to consult their own tax advisors as to how the consideration they are receiving will be treated for Canadian tax reporting purposes.

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Tax  Treatment  to  the  Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions  on  Resale

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit," as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under
Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b), the price paid for the Company's common stock issued hereunder to affiliates is equal to the value of services rendered. Shares of the Company's Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

                       DOCUMENTS INCORPORATED BY REFERENCE
                                       AND
                             ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (1) its Form 10-KSB for the year ended September 30, 2001, filed pursuant to the Exchange Act; (2) any and all Quarterly Reports and Current Reports on Form 10-Q (or 10-QSB or 8-K) filed under the Securities Exchange Act subsequent to the filing of the Company's Annual Report on Form 10-K (or 10-KSB) for the fiscal year ended September 30, 2001, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to termination of this Offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing. All documents which when together constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item  2.     Registrant  Information  and  Employee  Plan  Annual  Information

     A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: MicroSignal Corporation, 345 Southpointe Blvd. Suite 110, Canonsburg PA 15317, (724) 969-0848.

Legal  Opinion  and  Experts

     Claudia J. Zaman has rendered an opinion on the validity of the securities being registered. Ms. Zaman is not an "affiliate" of the Company and currently owns no shares of the Company's Common Stock.

     The financial statements of MicroSignal Corporation incorporated by reference in this Prospectus for the fiscal year ended September 30, 2001 have been audited by Armando C. Ibarra, Certified Public Accountants, independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification  of  Officers  and  Directors

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person on connection with the securities being registered, registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item  3.     Incorporation  of  Documents  by  Reference

     Registrant  hereby  states  that (i) all documents set forth in (a) through
(c),  below,  are  incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          (a)  Registrant's  latest  Annual  Report,  whether  filed pursuant to
          Section  13(a)or  15(d)  of  the  Exchange  Act;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

          (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item  4.     Description  of  Securities

     No description of the class of securities (i.e., the $.0001 par value common stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.

Item  5.     Interests  of  Named  Experts  and  Counsel

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     Ms.  Zaman  owns  no  shares  of  the  Company's  common  stock.

Item  6.     Indemnification  of  Directors  and  Officers

     The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

     Pursuant to the Company's bylaws, the Company shall have the right to indemnify , to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Nevada Corporation Law and any amendments thereto, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

     Subject to the provisions of Nevada Revised Statutes and any amendments thereto, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;
2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
3) A transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or
4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

Item  7.     Exemption  from  Registration  Claimed

             Not  Applicable.

Item  8.     Exhibits

     (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit  No.          Title

5. Opinion of Claudia J. Zaman regarding the legality of the securities registered.

10.6              Independent Contractor/Consulting Agreement with Antal Markus

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10.7              Independent  Contractor/Consulting Agreement with Roxanne Lao
10.8              Independent  Contractor/Consulting  Agreement  with Mike King
10.9              Independent  Contractor/Consulting  Agreement  with  Savario
                  Loria
23.1 Consent of Claudia J. Zaman, counsel to the registrant, to the use of her opinion with respect to the legality of the securities being registered hereby and to the references to her in the Prospects filed as part hereof.
23.2 Consent of Armando C. Ibarra Certified Public Accountants, independent auditors of the registrant


Item  9.     Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs are incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14e-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit's plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Vancouver, Province of British Columbia on October 2, 2002.

                              MICROSIGNAL  CORPORATION

                              By:
                                 Matthew  McConaghy,  President,  CFO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

October  2,  2002                    /s/  Matthew  McConaghy
                                    Matthew  McConaghy,  Director

October  2,  2002                     /s/  George  Parks
                                    George  Parks,  Director

October  2,  2002                    /s/  Dr,  Nathan  Blumberg
                                    Dr.  Nathan  Blumberg,  Director

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

     The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit
Number  in
Registration                                                         Numbered
Statement              Description                                      Page
----------------    -----------------                               ---------

5.                 Opinion  of  Counsel

10.6 Independent Contractor/Consulting Agreement with Antal Markus

10.7 Independent Contractor/Consulting Agreement with Roxanne Lao

10.8 Independent Contractor/Consulting Agreement with Mike King

10.9 Independent Contractor/Consulting Agreement with Savario Loria

23.1               Consent  of  Claudia  J.  Zaman  to  Use  of  Opinion

23.2               Consent of  Armando  C.  Ibarra Certified Public Accountants

EXHIBIT 5
                        CLAUDIA J. ZAMAN ATTORNEY AT LAW
                          20700 Ventura Blvd. Suite 227
                             Woodland Hills CA 91364
                                 (818) 227-9494
                            (818) 227-9648 Facsimile

                                 October 2, 2002

Securities  and  Exchange  Commission
Washington,  D.C.  20549

Dear  Sirs:

     Re: OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN REGISTRATION STATEMENT ON FORM S-8 OF MICROSIGNAL CORPORATION FORMERLY KNOWN AS PRO GLASS TECHNOLOGIES, INC.

I have acted as counsel for MicroSignal Corporation formerly known as Pro Glass Technologies, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 1,600,000 shares of common stock, par value $.0001 (the "Common Stock") to Consultants of the Company in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain agreements (the "Agreements").

As counsel to the Company, I have examined the Company's Articles of Incorporation, bylaws, minute book and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the common stock in this offering.

In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinion.

My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements, incorporated by reference in the Registration Statement.

In rendering my opinion, I have assumed, without independently verifying such assumptions, and this opinion is based upon and conditioned upon the following:
(i) the genuineness of the signatures on and enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized. executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid, binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents; and (v) the Company will be operated in accordance with the terms of its charter documents and the laws of the State of Nevada and the terms of the instruments referred to above.

Based  upon  the  foregoing,  I  am  of  the  opinion  that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

     2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

     3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the written agreements, the Common Stock issuable under the Agreements will be duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

I am admitted to practice in the State of California and the State of Colorado. I am not admitted to practice in any other jurisdictions other than California and Colorado, in which the Company may own property or transact business. My opinions herein are with respect to federal law only, and to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matter from attorneys licensed in such other jurisdictions. No opinion is expressed form any conflict of laws issues. My opinions are qualified tot he extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

I hereby consent to the inclusion of my opinion filed as an exhibit to the Registration Statement. I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                         Sincerely,
                         /s/   Claudia  J.  Zaman
                         Claudia  J.  Zaman

EXHIBIT 10.6


                     INDEPENDENT  CONTRACTOR/CONSULTING  AGREEMENT
                     ---------------------------------------------

     THE AGREEMENT is made and entered into as August 21, 2002 by and between Pro Glass Technologies, Inc., a Nevada corporation ("PGTC") and Antal Markus, a resident of British Columbia, Canada ("Markus").

                                      RECITALS
                                     ---------
     WHEREAS, PGTC is a public company trading on the OTCBB under the symbol "PGTC"; and

     WHEREAS, Markus is knowledgeable in the areas of business operations of PGTC and possesses experience in merger structure, corporate image, public relations, marketing, advertising, business development and business strategy; and

     WHEREAS, PGTC wishes to engage Markus on a non-exclusive basis as an independent contractor to utilize his experience and business knowledge to assist in administering the affairs of PGTC and to assist in completing a proposed asset acquisition by PGTC as well as developing a marketing strategy; and

     WHEREAS, Markus is willing to be so retained on the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                   ----------
     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. Engagement. PGTC hereby retains and engages Markus to perform the following consulting services (the "Consulting Services"):

     1.1 Duties of Markus. Markus will provide such services and advice to PGTC so as to assist PGTC with matters relating to acquisition targets for PGTC and advise and administer the structure of mergers or other acquisitions. Without limiting the generality of the foregoing, Markus will also assist PGTC in administering, studying and evaluating acquisition proposals, review reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of Markus to find an acquisition target for PGTC or, if such target is found, that any transaction will be completed. Markus will assist PGTC in creating its corporate image advertising, business development and business strategy as well as marketing strategies.

     2. Duties Expressly Excluded. This Agreement expressly excludes Markus from providing any and all capital formation and/or public relation services to PGTC inclusive of but not limited to (i) direct or indirect promotion of PGTC's securities; (ii) assistance in making of a market in PGTC's securities; and
(iii) assistance in obtaining debt and/or equity financing. Markus shall not have the power of authority to bind PGTC to any transaction without PGTC's prior written consent.

     3. Consideration. PGTC and Markus agree that Markus shall receive from PGTC a fee consisting of 940,000 Shares of PGTC's common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement. These shares shall be issued upon Closing of the proposed asset acquisition by and between PGTC and MicroSignal Corporation. The Shares to be issued hereunder shall be registered by PGTC, at its sole cost and expense, with the Securities and Exchange Commission.

     4.  Term.  This  Agreement  shall  be effective for a term of twelve months
(12) starting from the date first above written unless sooner terminated upon mutual written agreement of the parties hereto.

     5. Expenses. Markus shall bear his out-of-pocket costs and expenses incident to perform the Consulting Services, without a right of reimbursement from PGTC unless such expenses are pre-approved by PGTC.

     6. Markus's Liability. In the absence of gross negligence or willful misconduct on the part of Markus or Markus's breach of any terms of this Agreement, Markus shall not be liable to PGTC or to any officer, director, employee, stockholder or creditor of PGTC, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of Markus or the breach by Markus of any terms of this Agreement is alleged and proven, PGTC agrees to defend, indemnify, and hold harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of Markus) which may in any way result from services rendered by Markus pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of PGTC, made by Markus without the prior approval or authorization of PGTC.

     7. PGTC's Liability. Markus agrees to defend, indemnify and hold PGTC harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of PGTC) which may in any way result pursuant to his gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of PGTC, without the prior approval or authorization of PGTC or which are otherwise in violation of applicable law.

     8.  Representations.  Markus  makes  the  following  representations:

     a. Markus has no prior or existing legally binding obligations that are in conflict with his entering into this Agreement;

     b. Markus shall not offer or make payment of any consideration to brokers, dealers or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of PGTC's securities;

     c. Markus is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities Commission;

     d. Markus's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

     e. Markus understands that, as a result of his services, it may come to possess material non-public information about PGTC, and that he has implemented internal control procedures designed to reasonably to insure that neither he nor his employees, agents, Markus or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the term of this Agreement and for a period of two years thereafter, Markus shall treat as PGTC's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the affairs of PGTC.

Without limiting the generality of the foregoing, such trade secrets shall include: the identity of PGTC's customers, suppliers and prospective customers and suppliers; the identity of PGTC's creditors and other sources of financing, PGTC's estimating and costing procedures and the costs and gross prices charged by PGTC for its products, the prices or other consideration charged to or required of PGTC bu any of its suppliers or potential suppliers; PGTC's sales and promotional policies; and all information relating to entertainment programs or properties being developed or otherwise developed by PGTC. Markus shall not reveal said trade secrets to others except in the proper exercise of his duties for PGTC, or use their knowledge thereof in any way that would be detrimental to the interest of PGTC, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was
(i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of Markus, or (iii) required to be disclosed by Markus pursuant to judicial or governmental order;

     Markus shall also treat all information pertaining to the affairs of PGTC's suppliers and customers and prospective suppliers and customers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers; and

     g. Markus agrees to notify PGTC immediately if, at any time, any of the representations and warranties made by Markus herein are no longer true and correct or if a breach of any of the representations and warranties made by Markus herein occurs.

     9.  PGTC  makes  the  following  representations:

     a. PGTC is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities Commission;

     b.  PGTC  is  in  good  standing  in  its  state  of  incorporation;

     c. PGTC and its senior management are not aware of any materially adverse events not previously disclosed in PGTC's annual and quarterly reports with the Securities and Exchange Commission.

     10. Entire Agreement. This Agreement embodies the entire agreement and understanding between PGTC and Markus and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

     11. Waiver. No waiver of nay provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefits of the parties and their respective successors, assigns and legal representatives.

     13. Notices. Ant notice or other communications between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

     PGTC:


          Pro  Glass  Technologies,  Inc.
          Attn:  CEO
          #8  3927  Edmonton  Trail  NE
          Calgary  Alberta  T2E  6T1

     Markus:


          Antal  Markus
          200  Merlin  Court
          Kelowna  BC  V1V  1N2

or at such location as the addressee may have specified in notice duly given to the sender as provided herein. Such notice or other communications shall be deemed to be given on the date of receipt.

     14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

     15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflicts of laws.

     16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     17. Further acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto duly execute this Agreement as of the date first written above.

                                   PRO  GLASS  TECHNOLOGY,  INC.



                                   By:  /s/  Frank  Aiello
                                       --------------------------
                                        Frank  Aiello,  President



                                       /s/  Antal  Markus
                                       --------------------------
                                        Antal  Markus

EXHIBIT 10.7

                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT
                  ---------------------------------------------
     THE AGREEMENT is made and entered into as October 1, 2002 by and between MicroSignal Corporation, a Nevada corporation ("MSC") and Roxanne Lao, a resident of Costa Rica ("Lao").

                                    RECITALS
                                   ----------
     WHEREAS, MSC is a public company trading on the OTCBB under the symbol "PGTC"; and

     WHEREAS, Lao is knowledgeable in the areas of business operations of MSC and possesses experience in merger structure, corporate image, public relations, marketing, advertising, business development and business strategy; and

     WHEREAS, MSC wishes to engage Lao on a non-exclusive basis as an independent contractor to utilize his experience and business knowledge to assist in administering the affairs of MSC and to assist in completing a proposed asset acquisition by MSC as well as developing a marketing strategy; and

     WHEREAS, Lao is willing to be so retained on the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                   -----------
     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. Engagement. MSC hereby retains and engages Lao to perform the following consulting services (the "Consulting Services"):

     1.1 Duties of Lao. Lao will provide such services and advice to MSC so as to assist MSC with matters relating to acquisition targets for MSC and advise and administer the structure of mergers or other acquisitions. Without limiting the generality of the foregoing, Lao will also assist MSC in administering, studying and evaluating acquisition proposals, review reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of Lao to find an acquisition target for MSC or, if such target is found, that any transaction will be completed. Lao will assist MSC in creating its corporate image advertising, business development and business strategy as well as marketing strategies.

     2. Duties Expressly Excluded. This Agreement expressly excludes Lao from providing any and all capital formation and/or public relation services to MSC inclusive of but not limited to (i) direct or indirect promotion of MSC's securities; (ii) assistance in making of a market in MSC's securities; and (iii) assistance in obtaining debt and/or equity financing. Lao shall not have the power of authority to bind MSC to any transaction without MSC's prior written consent.

     3. Consideration. MSC and Lao agree that Lao shall receive from MSC a fee consisting of 100,000 Shares of MSC's common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement. These shares shall be issued upon Closing. The Shares to be issued hereunder shall be registered by MSC, at its sole cost and expense, with the Securities and Exchange Commission.

     4.  Term.  This  Agreement  shall  be effective for a term of twelve months
(12) starting from the date first above written unless sooner terminated upon mutual written agreement of the parties hereto.

     5. Expenses. Lao shall bear her out-of-pocket costs and expenses incident to perform the Consulting Services, without a right of reimbursement from MSC unless such expenses are pre-approved by MSC.

     6. Lao's Liability. In the absence of gross negligence or willful misconduct on the part of Lao or Lao's breach of any terms of this Agreement, Lao shall not be liable to MSC or to any officer, director, employee, stockholder or creditor of MSC, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of Lao or the breach by Lao of any terms of this Agreement is alleged and proven, MSC agrees to defend, indemnify, and hold harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of Lao) which may in any way result from services rendered by Lao pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of MSC, made by Lao without the prior approval or authorization of MSC.

     7. MSC's Liability. Lao agrees to defend, indemnify and hold MSC harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of MSC) which may in any way result pursuant to his gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of MSC, without the prior approval or authorization of MSC or which are otherwise in violation of applicable law.

     8.  Representations.  Lao  makes  the  following  representations:

     a. Lao has no prior or existing legally binding obligations that are in conflict with her entering into this Agreement;

     b. Lao shall not offer or make payment of any consideration to brokers, dealers or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of MSC's securities;

     c. Lao is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities Commission;

     d. Lao's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

     e. Lao understands that, as a result of her services, she may come to possess material non-public information about MSC, and that she has implemented internal control procedures designed to reasonably to insure that neither she nor her employees, agents, Lao or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the term of this Agreement and for a period of two years thereafter, Lao shall treat as MSC's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the affairs of MSC. Without limiting the generality of the foregoing, such trade secrets shall include: the identity of MSC's customers, suppliers and prospective customers and suppliers; the identity of MSC's creditors and other sources of financing, MSC's estimating and costing procedures and the costs and gross prices charged by MSC for its products, the prices or other consideration charged to or required of MSC bu any of its suppliers or potential suppliers; MSC's sales and promotional policies; and all information relating to entertainment programs or properties being developed or otherwise developed by MSC. Lao shall not reveal said trade secrets to others except in the proper exercise of her duties for MSC, or use its knowledge thereof in any way that would be detrimental to the interest of MSC, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was
(i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of Lao, or (iii) required to be disclosed by Lao pursuant to judicial or governmental order; Lao shall also treat all information pertaining to the affairs of MSC's suppliers and customers and prospective suppliers and customers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers; and

     g. Lao agrees to notify MSC immediately if, at any time, any of the representations and warranties made by Lao herein are no longer true and correct or if a breach of any of the representations and warranties made by Lao herein occurs.

     9.  MSC  makes  the  following  representations:

     a. MSC is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities Commission;

     b.  MSC  is  in  good  standing  in  its  state  of  incorporation;  and

     c. MSC and its senior management are not aware of any materially adverse events not previously disclosed in MSC's annual and quarterly reports with the Securities and Exchange Commission.

     10. Entire Agreement. This Agreement embodies the entire agreement and understanding between MSC and Lao and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

     11. Waiver. No waiver of nay provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefits of the parties and their respective successors, assigns and legal representatives.

     13. Notices. Ant notice or other communications between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:


     MSC:


          MicroSignal  Corporation
          Attn:  CEO

          #8  3927  Edmonton  Trail  NE
          Calgary  Alberta  T2E  6T1

     Lao:

          Roxanne  Lao
          APDO  10455-1000
          San  Jose  Costa  Rica

or at such location as the addressee may have specified in notice duly given to the sender as provided herein. Such notice or other communications shall be deemed to be given on the date of receipt.

     14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

     15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflicts of laws.

     16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     17. Further acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto duly execute this Agreement as of the date first written above.

                                   MICROSIGNAL  CORPORATION


                                   By:/s/  Matthew  McConaghy
                                      Matthew  McConaghy,  President



                                   /s/  Roxanne  Lao
                                   Roxanne  Lao

EXHIBIT 10.8

                  INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT
                  -------------------------------------------

     THE AGREEMENT is made and entered into as August 21, 2002 by and between Pro Glass Technologies, Inc., a Nevada corporation ("PGTC") and Mike King, a resident of Las Vegas, NV ("King").

                                    RECITALS
                                   ---------
     WHEREAS, PGTC is a public company trading on the OTCBB under the symbol "PGTC"; and

     WHEREAS, King is knowledgeable in the areas of business operations of PGTC and possesses experience in merger structure, corporate image, public relations, marketing, advertising, business development and business strategy; and

     WHEREAS, PGTC wishes to engage King on a non-exclusive basis as an independent contractor to utilize his experience and business knowledge to assist in administering the affairs of PGTC and to assist in completing a proposed asset acquisition by PGTC as well as developing a marketing strategy; and

     WHEREAS, King is willing to be so retained on the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                   -----------
     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. Engagement. PGTC hereby retains and engages King to perform the following consulting services (the "Consulting Services"):

     1.1 Duties of King. King will provide such services and advice to PGTC so as to assist PGTC with matters relating to acquisition targets for PGTC and advise and administer the structure of mergers or other acquisitions. Without limiting the generality of the foregoing, King will also assist PGTC in administering, studying and evaluating acquisition proposals, review reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of King to find an acquisition target for PGTC or, if such target is found, that any transaction will be completed. King will assist PGTC in creating its corporate image advertising, business development and business strategy as well as marketing strategies.

     2. Duties Expressly Excluded. This Agreement expressly excludes King from providing any and all capital formation and/or public relation services to PGTC inclusive of but not limited to (i) direct or indirect promotion of PGTC's securities; (ii) assistance in making of a market in PGTC's securities; and
(iii) assistance in obtaining debt and/or equity financing. King shall not have the power of authority to bind PGTC to any transaction without PGTC's prior written consent.

     3. Consideration. PGTC and King agree that King shall receive from PGTC a fee consisting of 210,000 Shares of PGTC's common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement. These shares shall be issued upon Closing of the proposed asset acquisition by and between PGTC and MicroSignal Corporation. The Shares to be issued hereunder shall be registered by PGTC, at its sole cost and expense, with the Securities and Exchange Commission.

     4.  Term.  This  Agreement  shall  be effective for a term of twelve months
(12) starting from the date first above written unless sooner terminated upon mutual written agreement of the parties hereto.

     5. Expenses. King shall bear his out-of-pocket costs and expenses incident to perform the Consulting Services, without a right of reimbursement from PGTC unless such expenses are pre-approved by PGTC.

     6. King's Liability. In the absence of gross negligence or willful misconduct on the part of King or King's breach of any terms of this Agreement, King shall not be liable to PGTC or to any officer, director, employee, stockholder or creditor of PGTC, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of King or the breach by King of any terms of this Agreement is alleged and proven, PGTC agrees to defend, indemnify, and hold harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of King) which may in any way result from services rendered by King pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of PGTC, made by King without the prior approval or authorization of PGTC.

     7. PGTC's Liability. King agrees to defend, indemnify and hold PGTC harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of PGTC) which may in any way result pursuant to his gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of PGTC, without the prior approval or authorization of PGTC or which are otherwise in violation of applicable law.

     8.  Representations.  King  makes  the  following  representations:

     a. King has no prior or existing legally binding obligations that are in conflict with his entering into this Agreement;

     b. King shall not offer or make payment of any consideration to brokers, dealers or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of PGTC's securities;

     c. King is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities Commission;

     d. King's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

     e. King understands that, as a result of his services, it may come to possess material non-public information about PGTC, and that he has implemented internal control procedures designed to reasonably to insure that neither he nor his employees, agents, King or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the term of this Agreement and for a period of two years thereafter, King shall treat as PGTC's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the affairs of PGTC.

Without limiting the generality of the foregoing, such trade secrets shall include: the identity of PGTC's customers, suppliers and prospective customers and suppliers; the identity of PGTC's creditors and other sources of financing, PGTC's estimating and costing procedures and the costs and gross prices charged by PGTC for its products, the prices or other consideration charged to or required of PGTC bu any of its suppliers or potential suppliers; PGTC's sales and promotional policies; and all information relating to entertainment programs or properties being developed or otherwise developed by PGTC. King shall not reveal said trade secrets to others except in the proper exercise of his duties for PGTC, or use their knowledge thereof in any way that would be detrimental to the interest of PGTC, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was
(i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of King, or (iii) required to be disclosed by King pursuant to judicial or governmental order;

     King shall also treat all information pertaining to the affairs of PGTC's suppliers and customers and prospective suppliers and customers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers; and

     g. King agrees to notify PGTC immediately if, at any time, any of the representations and warranties made by King herein are no longer true and correct or if a breach of any of the representations and warranties made by King herein occurs.

     9.  PGTC  makes  the  following  representations:

     a. PGTC is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities Commission;

     b.  PGTC  is  in  good  standing  in  its  state  of  incorporation;

     c. PGTC and its senior management are not aware of any materially adverse events not previously disclosed in PGTC's annual and quarterly reports with the Securities and Exchange Commission.

     10. Entire Agreement. This Agreement embodies the entire agreement and understanding between PGTC and King and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

     11. Waiver. No waiver of nay provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefits of the parties and their respective successors, assigns and legal representatives.

     13. Notices. Ant notice or other communications between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

     PGTC:
          Pro  Glass  Technologies,  Inc.
          Attn:  CEO
          #8  3927  Edmonton  Trail  NE
          Calgary  Alberta  T2E  6T1

     King:

          Mike  King
          3887  Pacific  Street
          As  Vegas  NV  89121

or at such location as the addressee may have specified in notice duly given to the sender as provided herein. Such notice or other communications shall be deemed to be given on the date of receipt.

     14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

     15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflicts of laws.

     16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     17. Further acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto duly execute this Agreement as of the date first written above.
/
/
/
/
/
/

                                   PRO  GLASS  TECHNOLOGY,  INC.




                                   By:  /s/  Frank  Aiello
                                       -------------------------------
                                             Frank  Aiello,  President



                                    /s/  Mike  King
                                       -------------------------------
                                         Mike  King

EXHIBIT 10.9

                  INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT
                  -------------------------------------------
     THE AGREEMENT is made and entered into as August 21, 2002 by and between Pro Glass Technologies, Inc., a Nevada corporation ("PGTC") and Savario Loria, a resident of British Columbia, Canada ("Loria").

                                    RECITALS
                                   ----------

     WHEREAS, PGTC is a public company trading on the OTCBB under the symbol "PGTC"; and

     WHEREAS, Loria is knowledgeable in the areas of business operations of PGTC and possesses experience in merger structure, corporate image, public relations, marketing, advertising, business development and business strategy; and

     WHEREAS, PGTC wishes to engage Loria on a non-exclusive basis as an independent contractor to utilize his experience and business knowledge to assist in administering the affairs of PGTC and to assist in completing a proposed asset acquisition by PGTC as well as developing a marketing strategy; and

     WHEREAS, Loria is willing to be so retained on the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                   -----------

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. Engagement. PGTC hereby retains and engages Loria to perform the following consulting services (the "Consulting Services"):

     1.1 Duties of Loria. Loria will provide such services and advice to PGTC so as to assist PGTC with matters relating to acquisition targets for PGTC and advise and administer the structure of mergers or other acquisitions. Without limiting the generality of the foregoing, Loria will also assist PGTC in administering, studying and evaluating acquisition proposals, review reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of Loria to find an acquisition target for PGTC or, if such target is found, that any transaction will be completed. Loria will assist PGTC in creating its corporate image advertising, business development and business strategy as well as marketing strategies.

     2. Duties Expressly Excluded. This Agreement expressly excludes Loria from providing any and all capital formation and/or public relation services to PGTC inclusive of but not limited to (i) direct or indirect promotion of PGTC's securities; (ii) assistance in making of a market in PGTC's securities; and
(iii) assistance in obtaining debt and/or equity financing. Loria shall not have the power of authority to bind PGTC to any transaction without PGTC's prior written consent.

     3. Consideration. PGTC and Loria agree that Loria shall receive from PGTC a fee consisting of 350,000 Shares of PGTC's common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement. These shares shall be issued upon Closing of the proposed asset acquisition by and between PGTC and MicroSignal Corporation. The Shares to be issued hereunder shall be registered by PGTC, at its sole cost and expense, with the Securities and Exchange Commission.

     4.  Term.  This  Agreement  shall  be effective for a term of twelve months
(12) starting from the date first above written unless sooner terminated upon mutual written agreement of the parties hereto.

     5. Expenses. Loria shall bear his out-of-pocket costs and expenses incident to perform the Consulting Services, without a right of reimbursement from PGTC unless such expenses are pre-approved by PGTC.

     6. Loria's Liability. In the absence of gross negligence or willful misconduct on the part of Loria or Loria's breach of any terms of this Agreement, Loria shall not be liable to PGTC or to any officer, director, employee, stockholder or creditor of PGTC, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of Loria or the breach by Loria of any terms of this Agreement is alleged and proven, PGTC agrees to defend, indemnify, and hold harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of Loria) which may in any way result from services rendered by Loria pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of PGTC, made by Loria without the prior approval or authorization of PGTC.

     7. PGTC's Liability. Loria agrees to defend, indemnify and hold PGTC harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of PGTC) which may in any way result pursuant to his gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of PGTC, without the prior approval or authorization of PGTC or which are otherwise in violation of applicable law.

     8.  Representations.  Loria  makes  the  following  representations:

     a. Loria has no prior or existing legally binding obligations that are in conflict with his entering into this Agreement;

     b. Loria shall not offer or make payment of any consideration to brokers, dealers or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of PGTC's securities;

     c. Loria is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities Commission;

     d. Loria's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

     e. Loria understands that, as a result of his services, it may come to possess material non-public information about PGTC, and that he has implemented internal control procedures designed to reasonably to insure that neither he nor his employees, agents, Loria or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the term of this Agreement and for a period of two years thereafter, Loria shall treat as PGTC's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the affairs of PGTC.

Without limiting the generality of the foregoing, such trade secrets shall include: the identity of PGTC's customers, suppliers and prospective customers and suppliers; the identity of PGTC's creditors and other sources of financing, PGTC's estimating and costing procedures and the costs and gross prices charged by PGTC for its products, the prices or other consideration charged to or required of PGTC bu any of its suppliers or potential suppliers; PGTC's sales and promotional policies; and all information relating to entertainment programs or properties being developed or otherwise developed by PGTC. Loria shall not reveal said trade secrets to others except in the proper exercise of his duties for PGTC, or use their knowledge thereof in any way that would be detrimental to the interest of PGTC, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was
(i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of Loria, or (iii) required to be disclosed by Loria pursuant to judicial or governmental order;

     Loria shall also treat all information pertaining to the affairs of PGTC's suppliers and customers and prospective suppliers and customers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers; and

     g. Loria agrees to notify PGTC immediately if, at any time, any of the representations and warranties made by Loria herein are no longer true and correct or if a breach of any of the representations and warranties made by Loria herein occurs.

     9.  PGTC  makes  the  following  representations:

     a. PGTC is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities Commission;

     b.  PGTC  is  in  good  standing  in  its  state  of  incorporation;

     c. PGTC and its senior management are not aware of any materially adverse events not previously disclosed in PGTC's annual and quarterly reports with the Securities and Exchange Commission.

     10. Entire Agreement. This Agreement embodies the entire agreement and understanding between PGTC and Loria and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

     11. Waiver. No waiver of nay provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefits of the parties and their respective successors, assigns and legal representatives.

     13. Notices. Ant notice or other communications between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

     PGTC:

          Pro  Glass  Technologies,  Inc.
          Attn:  CEO
          #8  3927  Edmonton  Trail  NE
          Calgary  Alberta  T2E  6T1

     Loria:

          Savario  Loria
          6389  Waltham  Avenue
          Burnaby  BC  V5H  3V3

or at such location as the addressee may have specified in notice duly given to the sender as provided herein. Such notice or other communications shall be deemed to be given on the date of receipt.

     14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

     15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflicts of laws.

     16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     17. Further acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto duly execute this Agreement as of the date first written above.
/
/
/
/
/
/

                                   PRO  GLASS  TECHNOLOGY,  INC.




                                   By:  /s/  Frank  Aiello
                                      ----------------------------
                                       Frank  Aiello,  President



                                      /s/  Savario  Loria
                                      ------------------------------
                                           Savario  Loria

                          INDEPENDENT AUDITOR'S CONSENT

EXHIBIT 23.2

     We do hereby consent to the use of our report dated ______________ on the financial statements of MicroSignal Corporation formerly known as Pro Glass Technologies, Inc. (a Nevada corporation) included in and made part of the registration statement of MicroSignal Corporation dated October 2, 2002.


October  2,  2002


---------------------------------------

Certified  Public  Accountant